SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 15, 2003
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                       0-3683                       64-0471500
(State or other            (Commission File Number)             (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 208-5111
              (Registrant's telephone number, including area code)

Item 12.  Results of Operations and Financial Condition (Filed pursuant to
          Item 9)

The following information is being provided under Item 12 - Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934.

On April 15, 2003, Trustmark Corporation issued a press release announcing its financial results for the period ended March 31, 2003. This press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Included in Note 2 to the Consolidated Financial Information is certain information that has been prepared in accordance with Generally Accepted Accounting Principles, except that the financial effects of Trustmark's early retirement program during the first quarter have been excluded (net income, earnings per share and selected financial ratios). We have provided this information because Management believes it is useful for investors to be able to evaluate the impact of this one-time charge on these line items, and thus be able to compare these results to prior periods on a consistent basis.

The following exhibit is filed as part of this Form 8-K:

     Exhibit No.       Description
     -----------       -----------
     99.1              Press release announcing financial results for the period
                       ended March 31, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:    /s/ Richard G. Hickson                     BY:    /s/ Zach L. Wasson
       ----------------------                            ------------------
       Richard G. Hickson                                Zach L. Wasson
       Chairman of the Board, President                  Treasurer (Principal
       & Chief Executive Officer                         Financial Officer)

DATE:  April 15, 2003                             DATE:  April 15, 2003

                                  EXHIBIT INDEX




99.1 Press release announcing financial results for the period ended March 31, 2003.